KPMG LLP 375 9th Avenue New York, NY 10001

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated December 13, 2024, with respect to the financial statements and financial highlights of the Global Equity Portfolio, International Equity Portfolio, International Developed Markets Equity Portfolio, International Carbon Transition Equity Portfolio, International Small Companies Portfolio, Institutional Emerging Markets Portfolio, Emerging Markets Portfolio, Emerging Markets ex China Portfolio, Chinese Equity Portfolio, and Frontier Emerging Markets Portfolio (each a portfolio of Harding, Loevner Funds, Inc.), incorporated herein by reference. We also consent to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

New York, New York

February 27, 2026

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.